Exhibit 99.1

Crexendo Reports Financial Results for the Third Quarter of 2016

PHOENIX, AZ—(Marketwired – November 11, 2016)

Crexendo, Inc. (OTCQX: CXDO), a hosted services company that provides hosted telecommunications services, broadband internet services and website hosting services for businesses, today reported financial results for its third quarter ended September 30, 2016.

Financial highlights for the three months ended September 30, 2016

Consolidated revenue for the third quarter of 2016 increased 18% to $2.3 million compared to $2.0 million for the third quarter of 2015.

Hosted Telecommunications Services Segment revenue for the third quarter of 2016 increased 31% to $2.0 million compared to $1.5 million for the third quarter of 2015.

Web Services Segment revenue for the second quarter of 2016 decreased 26% to $320,000, compared to $430,000 for the third quarter of 2015.

Consolidated operating expenses for the third quarter of 2016 decreased 3% to $2.9 million compared to $3.0 million for the third quarter of 2015.

On a GAAP basis, the Company reported a $(621,000) net loss for the third quarter of 2016, or $(0.05) loss per diluted common share, compared to net loss of $(1.0) million or $(0.08) loss per diluted common share for the third quarter of 2015.

Non-GAAP net loss was $(353,000) for the third quarter of 2016, or $(0.03) loss per diluted common share, compared to a non-GAAP net loss of $(742,000) or $(0.06) loss per diluted common share for the third quarter of 2015.

EBITDA for the third quarter of 2016 was $(574,000) compared to $(1.0) million for the third quarter of 2015.  Adjusted EBITDA for the third quarter of 2016 was $(364,000) compared to $(738,000) for the third quarter of 2015.

Financial highlights for the nine months ended September 30, 2016

Consolidated revenue for the nine months ended September 30, 2016 increased 19% to $6.8 million compared to $5.7 million for the nine months ended September 30, 2015.

Hosted Telecommunications Services Segment revenue for the nine months ended September 30, 2016 increased 33% to $5.7 million compared to $4.3 million for the nine months ended September 30, 2015.

Web Services Segment revenue for the nine months ended September 30, 2016 decreased 26% to $1.1 million compared to $1.4 million for the nine months ended September 30, 2015.

Consolidated operating expenses for the nine months ended September 30, 2016 decreased 2% to $9.0 million compared to $9.2 million for the nine months ended September 30, 2015.

On a GAAP basis, the Company reported a $(2.3) million net loss for the nine months ended September 30, 2016, or $(0.17) loss per diluted common share, compared to net loss of $(3.3) million or $(0.25) loss per diluted common share for the nine months ended September 30, 2015.

Non-GAAP net loss was $(1.4) million for the nine months ended September 30, 2016, or $(0.11) loss per diluted common share, compared to a non-GAAP net loss of $(2.2) million or $(0.17) loss per diluted common share for the nine months ended September 30, 2015.

EBITDA for the nine months ended September 30, 2016 was $(2.1) million compared to $(3.3) million for the nine months ended September 30, 2015.  Adjusted EBITDA for the nine months ended September 30, 2016 was $(1.5) million compared to $(2.3) million for the nine months ended September 30, 2015.

Total cash and cash equivalents, excluding restricted cash, at September 30, 2016 was $854,000 compared to $1.7 million at September 30, 2015.

Cash used for operating activities for the nine months ended September 30, 2016 was $(737,000) compared to $(2.0) million for the nine months ended September 30, 2015.  Cash provided by investing activities for the nine months ended September 30, 2016 was $11,000 compared to cash used for investing activities of $(20,000) for the nine months ended September 30, 2015. Cash provided by financing activities for the nine months ended September 30, 2016 was $83,000 compared to $678,000 for the nine months ended September 30, 2015.

Steven G. Mihaylo, Chief Executive Officer commented, “We continue to make progress. We have again increased our revenue on a quarterly basis 2016 over 2015. We also continue to increase our backlog and sequential quarterly revenue.  We have continued our cost reduction initiatives and have completed a thorough review of costs. We have targeted cost reductions for software programs that we can cancel and others that we can replace with significantly more cost-effective replacements. We have also implemented other cost reduction initiatives. We believe these actions will have a very positive impact in 2017. We are also deferring planned expenditures in accounting software while we continue to work toward reaching GAAP cash flow breakeven.

Mihaylo added, “Our number one priority is amplifying our marketing campaign while continuing to work to increase our Dealer Partner Channel and our Direct Sales Channel. Our products, services, solutions and support are second to none. I continue to be firmly convinced that Crexendo will be very successful so long as we continue to put our customers first with the best solutions available.”

Conference Call

The Company is hosting a conference call today, November 11, 2016 at 5:30 PM EST. The telephone dial-in number is 877-795-3604 for domestic participants and 719-325-4750 for international participants. The conference ID to join the call is 1971912.  Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo, Inc. (CXDO) is a hosted services company that provides hosted telecommunications services, broadband internet services and website hosting services for businesses. Our services are designed to make enterprise-class hosting services available to any size businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) continuing to make progress; (ii) continuing our cost reduction initiates with  having completed a thorough review of costs; (iii) having targeted cost reductions for software programs that can  be canceled and others that  can be  replaced with significantly more cost-effective software and having implemented other cost reduction initiatives: (iv) believing the enumerated  actions will have a very positive impact in 2017; (v) deferring planned expenditures in accounting software while continuing to work toward reaching GAAP cash flow breakeven; having its number one priority be amplifying marketing campaign; (vi) continuing to work to increase  Dealer Partner Channel and the Direct Sales Channel; products, services, solutions and support being second to none;  and believing that it will be very successful so long as it continues to put our customers first with the best solutions available.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2015 as well as Forms 10Q for 2016. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$854	$1,497
Restricted cash	100	112
Trade receivables, net of allowance for doubtful accounts of $34
as of September 30, 2016 and $35 as of December 31, 2015	303	364
Inventories	124	134
Equipment financing receivables	123	131
Prepaid expenses	862	1,046
Other current assets	8	15
Total current assets	2,374	3,299

Certificate of deposit	252	251
Long-term trade receivables, net of allowance for doubtful accounts
of $17 as of September 30, 2016 and $24 as of December 31, 2015	46	81
Long-term equipment financing receivables	208	319
Property and equipment, net	21	33
Deferred income tax assets, net	482	482
Intangible assets, net	368	466
Goodwill	272	272
Long-term prepaid expenses	250	288
Other long-term assets	138	169
Total assets	$4,411	$5,660

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$308	$76
Accrued expenses	941	812
Notes payable, current portion	98	57
Income taxes payable	4	-
Contingent consideration	-	99
Deferred income tax liability	482	482
Deferred revenue, current portion	827	775
Total current liabilities	2,660	2,301

Deferred revenue, net of current portion	46	81
Notes payable, net of current portion	973	965
Other long-term liabilities	39	109
Total liabilities	3,718	3,456

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,413,556 shares issued and outstanding as of September 30, 2016 and 13,227,489 shares issued and
outstanding as of December 31, 2015	13	13
Additional paid-in capital	58,370	57,614
Accumulated deficit	(57,690)	(55,423)
Total stockholders' equity	693	2,204

Total Liabilities and Stockholders' Equity	$4,411	$5,660

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$2,333	$1,972	$6,774	$5,714
Operating expenses:
Cost of revenue	932	882	2,762	2,598
Selling and marketing	681	624	1,927	1,807
General and administrative	1,140	1,309	3,705	4,244
Research and development	189	209	634	577
Total operating expenses	2,942	3,024	9,028	9,226

Loss from operations	(609)	(1,052)	(2,254)	(3,512)

Other income/(expense):
Interest income	4	6	12	19
Interest expense	(39)	(3)	(105)	(16)
Other income, net	27	16	91	264
Total other income/(expense), net	(8)	19	(2)	267

Loss before income tax	(617)	(1,033)	(2,256)	(3,245)

Income tax provision	(4)	(10)	(11)	(28)

Net loss	$(621)	$(1,043)	$(1,422)	$(2,152)

Net loss per common share:
Basic	$(0.05)	$(0.08)	$(0.11)	$(0.17)
Diluted	$(0.05)	$(0.08)	$(0.11)	$(0.17)

Weighted-average common shares outstanding:
Basic	13,411,569	13,207,041	13,316,277	12,870,728
Diluted	13,411,569	13,207,041	13,316,277	12,870,728

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,267)	$(3,273)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	242	242
Depreciation and amortization	110	216
Non-cash interest expesnse	18	-
Expense for stock options issued to employees	504	784
Amortization of deferred gain	(70)	(70)
Changes in assets and liabilities:
Trade receivables	96	111
Equipment financing receivables	119	130
Inventories	10	(43)
Prepaid expenses	81	(69)
Other assets	38	(96)
Accounts payable and accrued expenses	361	(40)
Income tax payable	4	27
Deferred revenue	17	112
Net cash used for operating activities	(737)	(1,969)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(29)
Release of restricted cash	12	9
Purchase of long-term investment	(1)	-
Net cash provided by/(used for) investing activities	11	(20)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	150	-
Repayments made on notes payable	(119)	-
Proceeds from exercise of options	9	49
Proceeds from exercise of warrants	102	690
Payment of contingent consideration	(59)	(61)
Net cash provided by financing activities	83	678

NET DECREASE IN CASH AND CASH EQUIVALENTS	(643)	(1,311)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	1,497	2,906

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$854	$1,595

Supplemental disclosure of cash flow information:
Cash used during the period for:
Income taxes, net	$(2)	$(1)
Supplemental disclosure of non-cash investing and financing information:
Issuance of common stock for prepayment of interest on related-party note payable	$101	$-
Issuance of common stock for contingent consideration related to business acquisition	$40	$40

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Hosted telecommunications services	$2,013	$1,542	$5,711	$4,287
Web services	320	430	1,063	1,427
Consolidated revenue	2,333	1,972	6,774	5,714

Income/(loss) from operations:
Hosted telecommunications services	(716)	(1,119)	(2,551)	(3,560)
Web services	107	67	297	48
Total operating loss	(609)	(1,052)	(2,254)	(3,512)
Other income/(expense), net:
Hosted telecommunications services	(11)	19	(21)	58
Web services	3	-	19	209
Total other income/(expense), net	(8)	19	(2)	267
Income/(loss) before income tax provision
Hosted telecommunications services	(727)	(1,100)	(2,572)	(3,502)
Web services	110	67	316	257
Loss before income tax provision	$(617)	$(1,033)	$(2,256)	$(3,245)

Use of Non-GAAP Financial Measures

 To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance.  These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis.  We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles.  We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization.  We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries.  We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock.  We use Adjusted EBITDA as a supplemental measure to review and assess operating performance.  We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

 In our November 11, 2016 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA.  The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP.  Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●
they do not reflect changes in, or cash requirements for, our working capital needs;

 ●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

  ●
they do not reflect income taxes or the cash requirements for any tax payments;

●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

 In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(621)	$(1,043)	$(2,267)	$(3,273)
Share-based compensation	153	201	504	784
Amortization of rent expense paid in stock, net of deferred gain	57	57	171	171
Amortization of intangible assets	33	43	99	166
Amortization of interest expense paid in stock	25	-	71	-
Non-GAAP net loss	$(353)	$(742)	$(1,422)	$(2,152)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(621)	$(1,043)	$(2,267)	$(3,273)
Depreciation and amortization	35	56	110	216
Interest expense	39	3	105	16
Interest and other income	(31)	(22)	(103)	(283)
Income tax provision	4	10	11	28
EBITDA	(574)	(996)	(2,144)	(3,296)
Share-based compensation	153	201	504	784
Amortization of rent expense paid in stock, net of deferred gain	57	57	171	171
Adjusted EBITDA	$(364)	$(738)	$(1,469)	$(2,341)